FORM NSAR Q77O Transactions effected pursuant to Rule 10F3 Fidelity California Municipal Trust

Fund	Fidelity California Short-Intermediate Tax-Free Bond Fund
Trade Date	10/19/12
Settle Date	10/30/12
Security Name	CA ST PUB WKS SR G 5% 11/1/21
CUSIP	13068LAG0
Price	119.953
Transaction Value	$ 1,799,295.00
Class Size	$199,225,000
% of Offering	0.753%
Underwriter Purchased From	Loop Capital Markets
Underwriting Members: (1)	Loop Capital Markets
Underwriting Members: (2)	Stone & Youngberg, a Division of Stifel Nicolaus
Underwriting Members: (3)	Alamo Capital
Underwriting Members: (4)	BNY Mellon Capital Markets, LLC
Underwriting Members: (5)	Backstrom McCarley Berry & Co., LLC
Underwriting Members: (6)	Cabrera Captial Markets, LLC
Underwriting Members: (7)	City National Securities, Inc.
Underwriting Members: (8)	Edward D. Jones & Co., LP
Underwriting Members: (9)	Fidelity Capital Markets
Underwriting Members: (10)	Greencoast Capital Partners LLC
Underwriting Members: (11)	J.P. Morgan
Underwriting Members: (12)	Mesirow Financial, Inc.
Underwriting Members: (13)	Morgan Stanley
Underwriting Members: (14)	O'Connor & Company Securities
Underwriting Members: (15)	Oppenheimer & Co. Inc.
Underwriting Members: (16)	RBC Capital Markets
Underwriting Members: (17)	SL Hare Capital
Underwriting Members: (18)	Wells Fargo Securities